Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 23, 2015, by and between HERCULES TECHNOLOGY III, L.P. (“Lender”) and BIND THERAPEUTICS, INC. (“Borrower”).

RECITALS

Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement dated as of June 12, 2013 (as amended from time to time prior to the date hereof, the “Agreement”). As of the First Amendment Date, Borrower owes Lender a principal amount of $3,132,554.05 (the “Existing Loan 2”). Borrower has requested a term loan to refinance Existing Loan 2 and for general corporate purposes, and Lender has agreed to make that loan to Borrower, on the terms set forth in this Amendment. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. The following terms and definitions in the Agreement are amended or added to Section 1.1, as follows:

“Advance” means the Term Loan.

“Existing Loan 2” has the meaning given to it in the First Amendment.

“First Amendment” means the First Amendment to Amended and Restated Loan and Security Agreement, by and between Lender and Borrower.

“First Amendment Date” means January 23, 2015.

“Interest Only Period” means the period from the First Amendment Date through December 31, 2015.

“Interest Rate” means a floating per annum rate equal to (a) 8.35% plus (b) the Prime Rate minus 3.25%, not in any case less than 8.35% per annum.

“Maturity Date” means July 2, 2018.

“Term Loan” means the Advance made under Section 2.1(a).

“Warrant” means the Warrant Agreement, dated as of the First Amendment Date, by Borrower in favor of Lender.

2. Section 2.1 is amended and restated to read in its entirety as follows:

2.1 Term Loan.

(a) Advance. Subject to the terms and conditions of this Agreement, on the First Amendment Date, Lender shall make the Term Loan to Borrower in an aggregate principal amount of $15,000,000. Borrower shall use the first proceeds of the Term Loan to repay the Existing Loan 2 in full and any remaining proceeds of the Term Loan for general corporate purposes. Lender’s commitment to make the Term Loan is Lender’s sole commitment to extend credit to Borrower, and from and after the First Amendment Date, Lender shall have no commitment to make any other Advances under the Agreement.

(b) Advance Request. To obtain the Term Loan, Borrower shall complete, sign and deliver an Advance Request to Lender. Lender shall fund the Term Loan in the manner requested by the Advance Request.

(c) Interest. The principal balance of the Term Loan shall bear interest thereon from such Advance Date at the Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. During the Interest Only Period, Borrower will pay interest on the Term Loan on the first business day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the date the Interest Only Period expires in equal monthly installments of principal and interest (mortgage style) beginning the first business day of the month after the expiration of the Interest Only Period and continuing on the first business day of each month thereafter. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under the Term Loan.

3. Section 2.4 is amended and restated to read in its entirety as follows:

Prepayment. At its option upon at least 5 business days prior notice to Lender, Borrower may prepay any part of the outstanding Term Loan by paying the principal balance, all accrued and unpaid interest, together with a prepayment charge (the “Prepayment Charge”) equal to 3.0% of the amount being prepaid if prepaid before the first anniversary of the First Amendment Date, 2.0% of such amount if prepaid after the first but before the second anniversary of the First Amendment Date, and 1.0% of such amount if prepaid on or after the second anniversary of the First Amendment Date. Borrower shall pay the Prepayment Charge upon any prepayment of the Secured Obligations arising out of the occurrence of an Event of Default. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loan.

4. Section 2.5 is amended and restated to read in its entirety as follows:

End of Term Charge. Borrower shall pay Lender the charge of $165,750 in connection with the Existing Loan 2 (the “End of Term Charge”) specified in Section 2.5(b) of the Agreement on the earliest to occur of (i) September 1, 2016, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations) in full, and (iii) the due and proper acceleration of the Secured Obligations by Lender. In addition, on the earliest to occur of (i) the Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations) in full, or (iii) the due and proper acceleration of the Secured Obligations by Lender, Borrower shall pay Lender a charge equal to $750,000 (the “Second End of Term Charge”). Notwithstanding the required payment date of such charge, the End of Term Charge is deemed earned by Lender as of the Closing Date, and the Second End of Term Charge incurred in connection with this Amendment is deemed earned by Lender as of the First Amendment Date.

5. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower hereby reaffirms its grant and grants to Lender a security interest in Collateral.

6. Lender waives any prepayment fee due to Lender pursuant to Section 2.4 of the Agreement (as in effect prior to this Amendment) due to the prepayment of Existing Loan 2.

7. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof. This Amendment shall constitute a Loan Document for purposes of the Agreement and from and after the First Amendment Date, all references to the Agreement in any Loan Document and all references in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, shall, unless expressly provided otherwise, refer to the Agreement as amended by this Amendment.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) payment of (i) a non-renewable facility charge of $150,000 and (ii) an amount equal to the Lender Expenses incurred in connection with this Amendment;

(c) a certificate of an officer of Borrower;

(d) an Advance Request, duly executed by Borrower; and

(e) the Warrant.

10. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11. Existing Loan 2 Refinanced. For the avoidance of doubt, the Existing Loan 2 set forth in the second sentence of Section 2.1(a) of the Loan Agreement in effect prior to this Amendment has been terminated in full and is now replaced by the $15,000,000 Term Loan commitment set forth in this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BIND THERAPEUTICS, INC.

By:	/s/ Andrew Hirsch

Title:	Chief Operating Officer, Chief Financial Officer and Secretary

HERCULES TECHNOLOGY III, L.P.

By:	Hercules Technology SBIC Management, LLC, its general partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:	/s/ Ben Bang

Title:	Associate General Counsel